Exhibit 23.1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Swift Energy Company our report dated February 10, 2003, with respect to the consolidated financial statements of Swift Energy Company as of December 31, 2002 and for the year then ended, included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


Houston, Texas
January 20, 2004